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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1999 included in the Ocean Energy Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated by reference in the Ocean Energy, Inc. Form 8-K filed April 9, 1999, and to all references to our Firm included in this registration statement.


                                                  /s/ ARTHUR ANDERSEN LLP

                                                  ARTHUR ANDERSEN LLP




May 28, 1999
Houston, Texas